Exhibit 99.1

FOR RELEASE
July 21, 2011

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	Managing Director
Tel (949) 480-8300	Lippert/Heilshorn & Associates
Fax (949) 480-8301	(212) 201-6622
ahandelsman@lhai.com

ACACIA RESEARCH REPORTS
SECOND QUARTER FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – July 21, 2011 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2011.

•	Revenues in the second quarter of 2011were $39,746,000, as compared to $15,006,000 in the comparable prior year quarter.
•
GAAP net income in the second quarter of 2011 was $2,139,000, or $0.05 per diluted share, as compared to a GAAP net loss of $3,866,000, or $0.12 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income in the second quarter of 2011 was $8,161,000, or $0.19 per diluted share, as compared to nearly break-even on a non-GAAP basis for the comparable prior year quarter.  See below for information regarding non-GAAP measures.

•	Trailing twelve-month revenues as of the end of the second quarter of 2011increased to a record $177.9 million, as compared to $90.8 million as of the end of the prior year quarter.

Consolidated Financial Results
Overview

Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues (in thousands)	$39,746	$15,006	$100,876	$54,778
Net income (loss) (in thousands)	$2,139	$(3,866)	$14,492	$14,646
Basic income (loss) per share	$0.05	$(0.12)	$0.38	$0.47
Fully diluted income (loss) per share	$0.05	$(0.12)	$0.37	$0.43
New revenue agreements	29	89	64	129
Licensing programs generating revenues	24	22	43	39
Licensing programs with initial revenues	5	2	13	15
New patent portfolios	9	12	17	23

 “Acacia continued its revenue growth in the second quarter of 2011 and increased trailing 12-month revenues to a record $177.9 million.  We have increased working capital since the beginning of the year by 216% to $291.4 million.  As the leader in outsourced patent licensing, we are well positioned to benefit from the accelerating trend of large companies deciding to generate revenues from their patent portfolios,” commented Acacia Chairman & CEO, Paul Ryan.

Trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve-Month Revenues	% Change

June 30, 2011	$177,927	16%
March 31, 2011	153,187	16%
December 31, 2010	131,829	(5%)
September 30, 2010	138,585	53%
June 30, 2010	90,805	-

As of June 30, 2011, on a consolidated basis, we have generated revenues from 104 technology licensing and enforcement programs, as compared to 75 programs as of June 30, 2010.

Summary Financial Results
For the Three Months Ended June 30, 2011 and 2010

Cost of Revenues (in thousands):

	Three Months Ended June 30,
	2011	2010

Inventor royalties & net loss attributable to noncontrolling interests	$8,288	$2,622
Contingent legal fees	13,039	3,465

The increase in inventor royalties, including noncontrolling interests, and contingent legal fees primarily reflects the increase in related revenues in the second quarter of 2011.   In addition, on a combined basis, inventor royalties, including noncontrolling interests, and contingent legal fees as a percentage of total revenues increased to 54%, as compared to 41% in the comparable prior year quarter.  The economic terms of the inventor agreements, operating agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries.  These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended June 30,
	2011	2010

Litigation and licensing expenses - patents	$3,761	$4,433

Litigation and licensing expenses-patents in the second quarter of 2011 decreased due to lower net levels of litigation support, third-party technical consulting and professional expert expenses associated with our continued investment in ongoing licensing and enforcement programs.  The decrease was partially offset by an increase in litigation and licensing expenses incurred in connection with our continued investment in new licensing and enforcement programs commenced since the end of the prior year quarter.  Litigation and licensing expenses-patents fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended June 30,
	2011	2010

Amortization of patents	$2,600	$1,876

Non-cash patent amortization charges increased due primarily to the acceleration of scheduled patent amortization, totaling $1,063,000, related to recoupable up-front patent portfolio acquisition costs that were recovered from related net licensing proceeds in the second quarter of 2011, pursuant to the provisions of the underlying inventor agreements.

Other Operating Expenses (in thousands):

	Three Months Ended June 30,
	2011	2010

Marketing, general and administrative expenses	$4,880	$3,992
Non-cash stock compensation expense - MG&A	3,422	2,064
Total marketing, general and administrative expenses	$8,302	$6,056

Marketing, general and administrative expenses in the second quarter of 2011 increased due primarily to an increase in non-cash stock compensation charges resulting from an increase in the average grant date fair value of restricted shares expensed during the second quarter of 2011, as compared to the prior year quarter, an increase in variable performance based compensation charges, a net increase in business development, engineering and other personnel since the end of the prior year period, and a net increase in corporate, general and administrative costs.  The fair value of restricted stock awards is determined by the product of the number of shares granted and the grant date market price of the underlying common stock.  Related compensation cost is recognized as an expense on a straight-line basis over the awards vesting period.

	Three Months Ended June 30,
	2011	2010

Research, consulting and other expenses - business development	$1,335	$453

Business development related research, consulting and other expenses in the second quarter of 2011 increased due primarily to a net increase in third-party research, consulting and other due diligence related costs incurred in connection with the identification, review, and assessment of patent portfolio acquisition opportunities during the period.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	June 30,	December 31,
	2011	2010

Cash & cash equivalents and investments	$301,390	$104,516
Accounts receivable	20,366	7,987
Total assets	340,175	134,784
Accounts payable and accrued expenses	7,645	7,099
Royalties and contingent legal fees payable	22,691	12,760
Total liabilities	30,965	20,931

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net cash provided by (used in):
Operating activities	$(11,333)	$(2,916)	$25,119	$16,188
Investing activities	(1,154)	(978)	(1,858)	(2,307)
Financing activities	(1,709)	3,870	173,639	1,885
Increase (decrease) in cash and cash equivalents	$(14,196)	$(24)	$196,900	$15,766

Patent related acquisition costs in the second quarter of 2011 totaled $1,125,000, as compared to $959,000 during the comparable 2010 period.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, income statement and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.  To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation and non-cash patent amortization charges that may not be indicative of our recurring core business operating results.  These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation and non-cash patent amortization charges that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 75362672 when prompted.  A replay of the audio presentation will be available for 30 days at (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, both of whom will need to enter the Conference ID 75362672 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.  Acacia Research Corporation’s subsidiaries control over 180 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current available information and our current expectations, and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, changes in demand for our services, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues	$39,746	$15,006	$100,876	$54,778

Operating costs and expenses:
Cost of revenues:
Inventor royalties	8,588	2,877	21,677	6,788
Contingent legal fees	13,039	3,465	22,406	7,872
Litigation and licensing expenses - patents	3,761	4,433	7,295	8,129
Amortization of patents	2,600	1,876	6,372	3,579
Marketing, general and administrative expenses (including non-cash stock compensation expense of $3,422 and $6,323 for the three and six months ended June 30, 2011, respectively and $2,064 and $3,959 for the three and six months ended June 30, 2010, respectively)	8,302	6,056	18,287	12,388
Research, consulting and other expenses - business development	1,335	453	2,043	825

Total operating costs and expenses	37,625	19,160	78,080	39,581

Operating income (loss)	2,121	(4,154)	22,796	15,197

Total other income	24	20	53	39

Income (loss) from operations before provision for income taxes	2,145	(4,134)	22,849	15,236

Benefit (provision) for income taxes	(306)	13	(7,454)	(308)

Net income (loss) including noncontrolling interests in operating subsidiary	1,839	(4,121)	15,395	14,928
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	300	255	(903)	(282)
Net income (loss) attributable to Acacia Research Corporation	$2,139	$(3,866)	$14,492	$14,646

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$0.05	$(0.12)	$0.38	$0.47
Diluted income (loss) per share	$0.05	$(0.12)	$0.37	$0.43

Weighted average number of shares outstanding, basic	40,994,082	31,664,869	38,104,500	31,258,394
Weighted average number of shares outstanding, diluted	42,453,782	31,664,869	39,477,616	34,133,988

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

GAAP Net income (loss)	$2,139	$(3,866)	$14,492	$14,646

Non-cash stock compensation	3,422	2,064	6,323	3,959
Non-cash patent amortization	2,600	1,876	6,372	3,579

Non-GAAP net income	$8,161	$74	$27,187	$22,184

Pro forma non-GAAP net income per common share — basic	$0.20	$-	$0.71	$0.71
Pro forma non-GAAP net income per common share — diluted	$0.19	$-	$0.69	$0.65
GAAP weighted-average shares — basic	40,994,082	31,664,869	38,104,500	31,258,394
GAAP weighted-average shares — diluted	42,453,782	31,664,869	39,477,616	34,133,988

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	June 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$299,415	$102,515
Accounts receivable	20,366	7,987
Prepaid expenses and other current assets	1,939	1,679
Total current assets	321,720	112,181

Property and equipment, net of accumulated depreciation	177	135
Patents, net of accumulated amortization	15,836	19,803
Investments - noncurrent	1,975	2,001
Other assets	467	664

	$340,175	$134,784
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,645	$7,099
Royalties and contingent legal fees payable	22,691	12,760
Total current liabilities	30,336	19,859

Other liabilities	629	1,072

Total liabilities	30,965	20,931

Total stockholders' equity	309,210	113,853

	$340,175	$134,784

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiary	$1,839	$(4,121)	$15,395	$14,928
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiary to net cash provided by (used in) operating activities :
Depreciation and amortization	2,624	1,897	6,418	3,625
Non-cash stock compensation	3,422	2,064	6,323	3,959
Gain on investments	-	-	(9)	-
Changes in assets and liabilities:
Accounts receivable	(19,168)	(760)	(12,379)	2,515
Prepaid expenses, deferred fees and other assets	274	(352)	(63)	(758)
Accounts payable and accrued expenses	(1,279)	454	(497)	525
Royalties and contingent legal fees payable	955	(2,088)	9,931	(7,096)
Deferred revenues	-	(10)	-	(1,510)

Net cash provided by (used in) operating activities	(11,333)	(2,916)	25,119	16,188

Cash flows from investing activities:
Purchase of property and equipment	(29)	(19)	(88)	(28)
Sale of available-for-sale investments	-	-	35	-
Patent acquisition costs	(1,125)	(959)	(1,805)	(2,279)

Net cash used in investing activities	(1,154)	(978)	(1,858)	(2,307)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	(52)	-	175,232	-
Distributions to noncontrolling interests in operating subsidiary	(2,017)	(304)	(2,897)	(2,788)
Contributions from noncontrolling interests in operating subsidiary	-	-	877	-
Excess tax benefits from stock-based compensation	-	-	23	-
Proceeds from the exercise of stock options	360	4,174	404	4,673

Net cash provided by (used in) financing activities	(1,709)	3,870	173,639	1,885

Increase (decrease) in cash and cash equivalents	(14,196)	(24)	196,900	15,766

Cash and cash equivalents, beginning	313,611	67,525	102,515	51,735

Cash and cash equivalents, ending	$299,415	$67,501	$299,415	$67,501

Business Highlights and Recent Developments(2)

Business highlights of the second quarter of 2011 and recent developments include the following:

• Second quarter 2011 included license fees from 24 of our technology licensing programs including the following:

• Audio Communications Fraud Detection technology
• Camera Support technology
• Catheter Insertion technology
• Database Retrieval technology*
• DDR SDRAM technology*
• Digital Signal Processing Architecture technology
• Digital Video Enhancement technology
• DMT® technology
• Document Generation technology
• DRAM Memory architecture technology
• Improved Lighting technology
• Location Based Services technology

• Mobile Computer Synchronization technology
• Online Auction Guarantee technology
• Optical Recording technology*
• Pop-up Internet Advertising technology
• Rule Based Monitoring technology
• Shape Memory Alloys technology*
• Short Messaging in Cellular Telephony technology
• Storage technology
• Telematics technology
• Video Encoding technology*
• Visual Data Evaluation technology
• Website Crawling technology

(*) Initial license fees were recorded for these licensing programs in the second quarter of 2011.

•
AdjustaCam LLC entered into settlement agreements with Chicony Global, Inc. and Trust International B.V.  The settlement agreements resolve litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Advanced Processor Technologies LLC entered into settlement and license agreements with Cirrus Logic, Inc., Micrel Incorporated and Neutronome Systems, Inc. The agreements resolve patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Catheter Flushing LLC entered into license agreements with C. R. Bard, Navilyst Medical, Inc. and Smiths Medical ASD. The agreements resolve litigation that was pending in the United States District Court for the District of Utah.

•	Celltrace LLC completed a Patent Rights Purchase and Assignment Agreement with RPX Corporation.

•
Data Network Storage LLC entered into a settlement and license agreement with Dell, Inc.  This agreement resolves patent litigation, Civil Action Case No. 3-08-cv-0294, that was pending in the United States District Court for the Northern District of Texas.

•
Data Retrieval Technologies LLC entered into settlement agreements with Informatica Corporation and Sybase, Inc. The agreements resolve patent litigation that was pending in the United States District Court for the Northern District of California.

•
Document Generation Corporation entered into a license agreement with Allmeds, Inc. covering patents relating to document generation software.  The agreement resolves litigation that was pending in the United States District Court for the Southern District of Illinois and the United States District Court for the Eastern District of Texas with respect to certain Allmeds products.

•	DRAM Memory Technologies LLC and DRAM Technologies LLC subsidiaries have licensed patents to Nanya Technology Corporation.

•
EVM Systems LLC entered into a settlement agreement with Cordis Corporation regarding patents for shape memory metal medical instruments. This settlement agreement resolved litigation that was pending in the Eastern District of Texas.

•
Greenlight Technologies LLC entered into license agreements with Pass & Seymour, Inc. and The Wattstopper, Inc. The agreements resolve litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Light Transformation Technologies LLC entered into a settlement and license agreement with Fraen Corporation.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Lighting Ballast Control LLC received a jury verdict of infringement and an award of damages in its patent infringement trial with Universal Lighting Technologies, Inc. pending in the United States District Court for the Northern District of Texas. The federal court jury returned a unanimous verdict that Universal Lighting Technologies had infringed all asserted claims of United States Patent Number 5,436,529 and awarded damages in the amount of $3,000,000. Lighting Ballast Control LLC was represented by Friedman, Suder & Cooke of Fort Worth, TX.

•
LTT Technologies LLC has entered into a settlement and license agreements with Polymer Optics Limited and Khatod Optoelectronics S.R.L.  The agreements resolve patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Site Update Solutions LLC entered into a confidential settlement agreement with Red Hat, Inc.  The agreement resolves patent litigation that was pending between the parties in the United States District Court for the Eastern District of Texas, Civil Action No: 2:10-cv-00151-DF, related to U.S. Patent No. RE40,683.

•
Smartphone Technologies LLC and Nokia Corporation entered into a Patent License and Settlement Agreement which resolves all disputes between the parties currently pending in the United States District Court for the Eastern District of Texas (Tyler Division), Case No. 6:10cv74.

•
Smartphone Technologies LLC licensed to Pantech Co., Ltd. a portfolio of patents related to smartphones owned by ACCESS CO. LTD.  The patents cover inventions created by ACCESS CO. LTD., Palm, Palmsource, Bell Communications Research, and Geoworks.

•
Telematics Corporation entered into a patent license agreement with Fleetilla, LLC.  This agreement resolves patent litigation that was pending in the United States District Court for the Northern District of Georgia. Telematics’ patented technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 9 new patent portfolios in the second quarter of 2011, including the following:

•	In April 2011, acquired a patent for Power-Over-Ethernet (PoE) technology.
•	In May 2011, acquired the rights to a patent for targeted Internet advertising technology.
•	In May 2011, acquired the rights to a patent for targeted marketing technology.
•	In May 2011, acquired patents for voice-over-IP technology.
•	In May 2011, acquired 86 microprocessor and digital signal processing (DSP) patents from a major semiconductor company.
•	In June 2011, acquired patents for heart-lung machine technology.
•	In June 2011, acquired a patent for data compression technology.
•	In June 2011, acquired a patent for HDTV technology from a major technology company.
•	In June 2011, acquired over 30 circuit patents for advanced memory and processor technology from a major technology company.

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, AdjustaCam LLC, Advanced Processor Technologies LLC, Catheter Flushing LLC, Celltrace LLC, Data Network Storage LLC, Data Retrieval Technologies LLC, Document Generation Corporation, DRAM Memory Technologies LLC, DRAM Technologies LLC, EVM Systems, LLC, Greenlight Technologies  LLC, Light Transformation Technologies LLC, Lighting Ballast Control LLC, LTT Technologies LLC, Site Update Solutions, LLC, Smartphone Technologies LLC and Telematics Corporation are all wholly owned operating subsidiaries of Acacia Research Corporation.